EXHIBIT 1

TRANSACTIONS SINCE THOSE REPORTED IN THE SCHEDULE 13D

FILED ON DECEMBER 15, 2017

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since those reported in the Schedule 13D filed by the Reporting Persons on December 15, 2017. Such transactions involved the sale of shares on the NASDAQ Global Market. Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/15/2017	Sale	$6.8851	[1]	27149
12/18/2017	Sale	$6.9836	[2]	9600
12/19/2017	Sale	$6.9729	[3]	7000
12/20/2017	Sale	$6.9583	[4]	11200
12/21/2017	Sale	$6.8746	[5]	9463
12/22/2017	Sale	$6.7215	[6]	4185
12/26/2017	Sale	$6.5190	[7]	5000
12/27/2017	Sale	$6.5021	[8]	1188
12/28/2017	Sale	$6.2762	[9]	15200
12/29/2017	Sale	$6.3260	[10]	5000
1/2/2018	Sale	$6.1647	[11]	12943
1/3/2018	Sale	$6.0679	[12]	30123
1/4/2018	Sale	$6.0850	[13]	17702
1/5/2018	Sale	$6.1113	[14]	32111

1 This transaction was executed in multiple trades at prices ranging from $6.80 – 7.15.

2 This transaction was executed in multiple trades at prices ranging from $6.90 – 7.05.

3 This transaction was executed in multiple trades at prices ranging from $6.90 – 7.05.

4 This transaction was executed in multiple trades at prices ranging from $6.90 – 7.00.

5 This transaction was executed in multiple trades at prices ranging from $6.80 – 6.975.

6 This transaction was executed in multiple trades at prices ranging from $6.70 – 6.80.

7 This transaction was executed in multiple trades at prices ranging from $6.50 – 6.65.

8 This transaction was executed in multiple trades at prices ranging from $6.50 – 6.525.

9 This transaction was executed in multiple trades at prices ranging from $6.25 – 6.325.

10 This transaction was executed in multiple trades at prices ranging from $6.25 – 6.50.

11 This transaction was executed in multiple trades at prices ranging from $6.10 – 6.25.

12 This transaction was executed in multiple trades at prices ranging from $6.00 – 6.25.

13 This transaction was executed in multiple trades at prices ranging from $6.00 – 6.20.

14 This transaction was executed in multiple trades at prices ranging from $6.05 – 6.225.